UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 28, 2014

Prudential Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-55084	46-2935427
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

1834 West Oregon Avenue, Philadelphia, Pennsylvania	19145
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(215) 755-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On March 28, 2014, Prudential Bancorp, Inc. (the “Company”) distributed a notice to participants in the Prudential Savings Bank Employees’ Savings & Profit Sharing Plan and Trust (the “401(k) Plan”) notifying participants that, effective April 28, 2014, there would be a change in the mix of funds offered to participants in the 401(k) plan.  The notice indicated that fund swaps are scheduled to begin on April 28th and that, due to the number of plans involved in this fund swap, there will be a blackout period beginning on April 28, 2014 and which is expected to end during the week of May 5, 2014 (the “Blackout Period”). During the Blackout Period, participants in the 401(k) Plan will temporarily be unable to make changes or effect transactions within their account, including redirecting investment allocations or requesting withdrawals or distributions of any type from the 401(k) plan.

In connection with the foregoing, on March 28, 2014, the Company sent a notice to its executive officers and its directors pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR. A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference thereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Notice sent on March 28, 2014 to Executive Officers and Directors of Prudential Bancorp, Inc. regarding a Blackout Period

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRUDENTIAL BANCORP, INC.

Date: March 28, 2014	By:	/s/ Joseph R. Corrato
Joseph R. Corrato
Executive Vice President and Chief Financial Officer